Exhibit 99.1

NEWS RELEASE
www.northerntrust.com

INVESTOR CONTACT: Mark Bette | 312-444-2301 | Mark_Bette@ntrs.com     MEDIA CONTACT: Doug Holt | 312-557-1571 | Doug_Holt@ntrs.com

NORTHERN TRUST CORPORATION REPORTS FIRST QUARTER
NET INCOME OF $389.3 MILLION, EARNINGS PER DILUTED COMMON SHARE OF $1.77

Total Revenue $1.7 billion	Return on Average Common Equity 14.2%	Common Equity Tier 1 Capital 11.4%

CHICAGO, APRIL 26, 2022 — Northern Trust Corporation today reported first quarter net income per diluted common share of $1.77, compared to $1.91 in the fourth quarter of 2021 and $1.70 in the first quarter of 2021. Net income was $389.3 million, compared to $406.4 million in the prior quarter and $375.1 million in the prior-year quarter.

MICHAEL O’GRADY, CHAIRMAN AND CHIEF EXECUTIVE OFFICER:
“Northern Trust revenue increased 9% in the first quarter of 2022 versus last year and generated a return on average common equity of 14.2%. The revenue growth compared to the prior year reflected a 10% increase in trust, investment and other servicing fees and a 12% increase in net interest income, driven by organic growth across our businesses and the benefits associated with rising short-term interest rates. Expense grew 8% compared to the prior year, reflecting growth and investment in our business, as well as inflationary pressures. This quarter’s performance resulted in positive fee and total operating leverage compared to the prior year. Our performance this quarter also reflected our continued focus on delivering exceptional service, product innovation and solutions to our clients, while delivering long-term value to all stakeholders by investing for future profitable growth.”

FINANCIAL SUMMARY & KEY METRICS
				% Change Q1 2022 vs.
($ In Millions except per share data)	Q1 2022	Q4 2021	Q1 2021	Q4 2021	Q1 2021
Trust, Investment and Other Servicing Fees	$1,168.4	$1,111.0	$1,063.7	5%	10%
Other Noninterest Income	169.3	195.4	179.6	(13)	(6)
Net Interest Income (FTE*)	387.7	370.6	346.7	5	12
Total Revenue (FTE*)	$1,725.4	$1,677.0	$1,590.0	3%	9%

Noninterest Expense	$1,205.9	$1,168.9	$1,117.5	3%	8%
Provision for Credit Losses	2.0	(11.5)	(30.0)	N/M	N/M
Provision for Income Taxes	121.5	103.2	120.8	18	1
FTE Adjustment*	6.7	10.0	6.6	(33)	—
Net Income	$389.3	$406.4	$375.1	(4)%	4%

Earnings Allocated to Common and Potential Common Shares	$370.0	$398.7	$355.2	(7)%	4%
Diluted Earnings per Common Share	$1.77	$1.91	$1.70	(7)%	4%
Return on Average Common Equity	14.2%	14.5%	13.7%
Return on Average Assets	0.97%	1.00%	0.99%
Average Assets	$162,143.0	$161,353.8	$153,255.8	—%	6%
N/M - Not meaningful
(*)     Net interest income and total revenue presented on a fully taxable equivalent (FTE) basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

NORTHERN TRUST CORPORATION FIRST QUARTER 2022 RESULTS

RECENT DEVELOPMENTS
Asset Servicing
During the first quarter of 2022, the Corporation changed the name of the Corporate & Institutional Services segment to “Asset Servicing.” Accordingly, future disclosures regarding the Corporation’s reporting segments will refer to this segment as Asset Servicing.

Accounting Reclassification
Beginning in 2022, Trust, Investment and Other Servicing fees were impacted by the change in classification of certain fees that were previously recorded in Other Operating Income or as a reduction of Other Operating Expense but resulted in no impact to net income. The accounting reclassification increased Trust, Investment and Other Servicing fees in the current quarter by $18.5 million, with a $6.9 million decrease in Other Operating Income and a $11.6 million increase in Other Operating Expense. The classification changes are deemed to be a better representation of the underlying nature of the business as they are directly tied to client asset levels and the related services are more akin to our core service offerings. Prior period amounts have not been reclassified.

CLIENT ASSETS
Assets under custody/administration (AUC/A) and assets under management are a driver of the Corporation’s trust, investment and other servicing fees, the largest component of noninterest income.
	As of			% Change March 31, 2022 vs.
($ In Billions)	March 31, 2022*	December 31, 2021	March 31, 2021	December 31, 2021	March 31, 2021
Assets Under Custody/Administration
Asset Servicing	$14,513.0	$15,183.2	$13,876.3	(4)%	5%
Wealth Management	1,031.1	1,065.6	918.8	(3)	12
Total Assets Under Custody/Administration	$15,544.1	$16,248.8	$14,795.1	(4)%	5%
Assets Under Custody(1)
Asset Servicing	$10,987.5	$11,554.8	$10,618.0	(5)%	3%
Wealth Management	1,022.9	1,057.5	916.2	(3)	12
Total Assets Under Custody	$12,010.4	$12,612.3	$11,534.2	(5)%	4%
Assets Under Management
Asset Servicing	$1,091.6	$1,191.0	$1,093.7	(8)%	—%
Wealth Management	396.2	416.1	355.4	(5)	11
Total Assets Under Management	$1,487.8	$1,607.1	$1,449.1	(7)%	3%
(1) Assets Under Custody are a component of Assets Under Custody/Administration.
(*) Client assets for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.

TRUST, INVESTMENT AND OTHER SERVICING FEES
				% Change Q1 2022 vs.
($ In Millions)	Q1 2022	Q4 2021	Q1 2021	Q4 2021	Q1 2021
Asset Servicing Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$452.7	$457.7	$446.0	(1)%	2%
Investment Management	146.9	113.3	115.9	30	27
Securities Lending	18.8	18.8	18.2	—	3
Other	44.0	35.3	40.4	24	9
Total Asset Servicing	$662.4	$625.1	$620.5	6%	7%

Wealth Management Trust, Investment and Other Servicing Fees
Central	$181.7	$181.4	$164.2	—%	11%
East	134.0	132.9	119.0	1	13
West	101.4	98.6	90.8	3	12
Global Family Office (GFO)	88.9	73.0	69.2	22	29
Total Wealth Management	$506.0	$485.9	$443.2	4%	14%

Total Consolidated Trust, Investment and Other Servicing Fees	$1,168.4	$1,111.0	$1,063.7	5%	10%
Asset Servicing and Wealth Management trust, investment and other servicing fees are impacted by both one-month and one-quarter lagged asset values.
Total Asset Servicing trust, investment and other servicing fees increased sequentially and from the prior-year quarter.
▪Custody and fund administration decreased sequentially primarily due to lower transaction volumes and unfavorable currency translation, partially offset by favorable markets and new business. Custody and fund administration increased from the prior-year quarter primarily due to favorable markets and new business, partially offset by unfavorable currency translation and lower transaction volumes.

NORTHERN TRUST CORPORATION FIRST QUARTER 2022 RESULTS
▪Investment management fees increased sequentially primarily due to lower money market mutual fund fee waivers and the accounting reclassification previously discussed. Investment management fees increased from the prior-year quarter primarily due to new business, the accounting reclassification previously discussed, and favorable markets.
▪Other trust, investment and other servicing fees increased sequentially primarily due to higher fees associated with seasonal benefit payment services and the accounting reclassification previously discussed. Other trust, investment and other servicing fees increased from the prior-year quarter primarily due to the accounting reclassification previously discussed.
Total Wealth Management trust, investment and other servicing fees increased sequentially and from the prior-year quarter.
•Fees in the regions (Central, East and West) increased sequentially primarily due to favorable markets, lower money market mutual fund fee waivers, the accounting reclassification previously discussed, and new business. Fees in the regions increased from the prior-year quarter primarily due to favorable markets, new business, and the accounting reclassification previously discussed.
•Fees in GFO increased sequentially primarily due to new business, lower money market mutual fund fee waivers, and the accounting reclassification previously discussed. Fees in GFO increased from the prior-year quarter primarily due to new business, favorable markets and the accounting reclassification previously discussed.

OTHER NONINTEREST INCOME
				% Change Q1 2022 vs.
($ In Millions)	Q1 2022	Q4 2021	Q1 2021	Q4 2021	Q1 2021
Other Noninterest Income
Foreign Exchange Trading Income	$80.9	$76.9	$78.7	5%	3%
Treasury Management Fees	11.1	10.6	11.2	6	(1)
Security Commissions and Trading Income	36.2	35.9	34.8	1	4
Other Operating Income	41.1	72.3	54.9	(43)	(25)
Investment Security Gains (Losses), net	—	(0.3)	—	N/M	N/M
Total Other Noninterest Income	$169.3	$195.4	$179.6	(13)%	(6)%
N/M - Not meaningful
Foreign exchange trading income increased sequentially and from the prior-year quarter primarily due to higher client volumes and market volatility.
Other operating income decreased sequentially primarily due to gains from property sales in the prior quarter, the accounting reclassification previously discussed, and lower distributions from investments in community development projects. Other operating income decreased compared to the prior-year quarter primarily driven by the accounting reclassification previously discussed and lower miscellaneous income. The lower miscellaneous income in the prior-year quarter comparison was primarily associated with a market value decrease in the supplemental compensation plans, which also resulted in a related decrease in supplemental compensation plan expense reported in other operating expense.

NET INTEREST INCOME
				% Change Q1 2022 vs.
($ In Millions)	Q1 2022	Q4 2021	Q1 2021	Q4 2021		Q1 2021
Net Interest Income
Interest Income (FTE*)	$390.2	$372.2	$356.5	5%		9%
Interest Expense	2.5	1.6	9.8	49		(74)
Net Interest Income (FTE*)	$387.7	$370.6	$346.7	5%		12%
Average Earning Assets	$149,768	$148,834	$140,589	1%		7%
Net Interest Margin (FTE*)	1.05%	0.99%	1.00%	6	bps	5	bps
(*) Interest income, net interest income and net interest margin presented on an FTE basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.
bps - basis points
Net interest income on an FTE basis increased sequentially primarily due to a higher net interest margin. Net interest income on an FTE basis increased from the prior-year quarter primarily due to higher average earning assets and a higher net interest margin.
The net interest margin on an FTE basis increased sequentially primarily due to higher average interest rates. The net interest margin on an FTE basis increased from the prior-year quarter primarily driven by a favorable balance sheet volume and mix shift.
Average earning assets increased sequentially primarily due to higher levels of short-term interest-bearing deposits with banks, partially offset by lower levels of securities. Average earning assets increased from the prior-year quarter primarily due to higher levels of short-term interest-bearing deposits with banks and loans, partially offset by lower levels of securities.

NORTHERN TRUST CORPORATION FIRST QUARTER 2022 RESULTS

PROVISION FOR CREDIT LOSSES
	As of and for the three-months ended,			% Change March 31, 2022 vs.
($ In Millions)	March 31, 2022	December 31, 2021	March 31, 2021	December 31, 2021	March 31, 2021
Allowance for Credit Losses
Beginning Allowance for Credit Losses	$184.7	$195.1	$259.9	(5)%	(29)%
Provision for Credit Losses	2.0	(11.5)	(30.0)	N/M	N/M
Net Recoveries (Charge-Offs)	3.2	1.1	0.9	N/M	N/M
Ending Allowance for Credit Losses	$189.9	$184.7	$230.8	3%	(18)%
Allowance assigned to:
Loans and Leases	$136.3	$138.4	$165.4	(1)%	(18)%
Undrawn Loan Commitments and Standby Letters of Credit	37.5	34.1	55.1	10	(32)
Debt Securities and Other Financial Assets	16.1	12.2	10.3	32	56
Ending Allowance for Credit Losses	$189.9	$184.7	$230.8	3%	(18)%
N/M - Not meaningful
Q1 2022
The provision in the current quarter was primarily due to an increase in the reserve evaluated on an individual basis for two commercial borrowers, partially offset by a slight decrease in the reserve evaluated on a collective basis. The reserve evaluated on a collective basis relates to pooled financial assets sharing similar risk characteristics. The decrease in the collective basis reserve was primarily due to continued improvements in credit quality mainly within the commercial real estate portfolio, partially offset by increases in the reserve driven by projected economic conditions.
Q4 2021
The release of credit reserves in the prior quarter was primarily due to a decrease in the reserve evaluated on a collective basis driven by continued improvements in projected economic conditions at the time and portfolio credit quality, partially offset by portfolio growth. Decreases in the collective basis reserve were primarily in the commercial and institutional and commercial real estate portfolios, partially offset by an increase in the private client portfolio.
Q1 2021
The release of credit reserves in the prior-year quarter was primarily due to a decrease in the reserve evaluated on a collective basis driven by continued improvement in projected economic conditions at the time and portfolio credit quality. Decreases in the collective basis reserve were primarily in the commercial and institutional, commercial real estate and private client portfolios.

NORTHERN TRUST CORPORATION FIRST QUARTER 2022 RESULTS

NONINTEREST EXPENSE
				% Change Q1 2022 vs.
($ In Millions)	Q1 2022	Q4 2021	Q1 2021	Q4 2021	Q1 2021
Noninterest Expense
Compensation	$563.9	$510.2	$518.5	11%	9%
Employee Benefits	104.3	107.9	103.4	(3)	1
Outside Services	213.4	224.2	196.4	(5)	9
Equipment and Software	193.5	196.1	176.7	(1)	10
Occupancy	51.1	51.8	50.8	(1)	1
Other Operating Expense	79.7	78.7	71.7	1	11
Total Noninterest Expense	$1,205.9	$1,168.9	$1,117.5	3%	8%
End of Period Full-Time Equivalent Staff	21,700	21,100	20,600	3%	5%
Compensation expense increased sequentially primarily due to higher incentives and salary expense, partially offset by severance expense. Compensation expense increased compared to the prior-year quarter primarily due to higher incentives and salary expense.
Employee benefits expense decreased sequentially primarily due to a pension settlement charge in the prior quarter.
Outside services expense decreased sequentially primarily due to lower technical services costs and consulting and legal services. Outside services expense increased compared to the prior-year quarter primarily due to higher technical services costs and consulting services.
Equipment and software expense increased compared to the prior-year quarter primarily due to higher software support and rental costs and higher amortization.
Other operating expense increased sequentially primarily due to the accounting reclassification previously discussed, primarily offset by lower business promotion expense. Other operating expense increased compared to the prior-year quarter primarily due to the accounting reclassification previously discussed, partially offset by lower supplemental compensation plan expense. The lower supplemental compensation plan expense in the prior-year quarter comparison resulted in a related decrease in miscellaneous income reported in noninterest income.

PROVISION FOR INCOME TAX
				% Change Q1 2022 vs.
($ In Millions)	Q1 2022	Q4 2021	Q1 2021	Q4 2021		Q1 2021
Net Income
Income before Income Taxes	$510.8	$509.6	$495.9	—%		3%
Provision for Income Taxes	121.5	103.2	120.8	18		1
Net Income	$389.3	$406.4	$375.1	(4)%		4%
Effective Tax Rate	23.8%	20.2%	24.4%	355	bps	(57)	bps
bps - basis points
The effective tax rate increased sequentially primarily due to a lower net tax impact from international operations in the prior period, which includes the U.S. foreign tax credit and the impact from tax return filings. The effective tax rate decreased compared to the prior-year quarter primarily due to a lower net tax impact from international operations.

NORTHERN TRUST CORPORATION FIRST QUARTER 2022 RESULTS

CAPITAL ACTIONS
The Corporation returned approximately $181.6 million to common shareholders in the current quarter through dividends and the repurchase of shares. During the current quarter, the Corporation declared cash dividends totaling $147.8 million to common stockholders and repurchased 295,410 shares of common stock, all of which were withheld related to share-based compensation, at a total cost of $33.8 million ($114.58 average price per share). The Corporation also declared cash dividends totaling $16.2 million to preferred stockholders during the current quarter.

CAPITAL RATIOS
The capital ratios of Northern Trust Corporation and its principal subsidiary, The Northern Trust Company, remained strong at March 31, 2022, exceeding the minimum requirements for classification as “well-capitalized” under applicable U.S. regulatory requirements.
An increase in accumulated other comprehensive loss, which was primarily due to an increase in net unrealized losses on the available for sale debt securities portfolio largely from rising interest rates, contributed to the current quarter’s change in capital ratios from the prior period.
The table below provides capital ratios, as well as the required minimum capital ratios, for Northern Trust Corporation and The Northern Trust Company determined by Basel III phased-in requirements.

	March 31, 2022*		December 31, 2021		March 31, 2021
Capital Ratios - Northern Trust Corporation	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Well-Capitalized Ratios	Minimum Capital Ratios
Common Equity Tier 1 Capital	11.4%	12.1%	11.9%	13.2%	12.0%	12.8%	N/A	4.5%
Tier 1 Capital	12.4	13.2	12.9	14.3	13.0	14.0	6.0	6.0
Total Capital	13.6	14.2	14.1	15.3	14.5	15.2	10.0	8.0
Tier 1 Leverage	6.5	6.5	6.9	6.9	6.9	6.9	N/A	4.0
Supplementary Leverage	N/A	7.9	N/A	8.2	N/A	8.1	N/A	3.0

	March 31, 2022*		December 31, 2021		March 31, 2021
Capital Ratios - The Northern Trust Company	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Well-Capitalized Ratios	Minimum Capital Ratios
Common Equity Tier 1 Capital	11.7%	12.6%	12.0%	13.5%	12.1%	13.2%	6.5%	4.5%
Tier 1 Capital	11.7	12.6	12.0	13.5	12.1	13.2	8.0	6.0
Total Capital	12.7	13.4	13.0	14.4	13.4	14.3	10.0	8.0
Tier 1 Leverage	6.1	6.1	6.4	6.4	6.4	6.4	5.0	4.0
Supplementary Leverage	N/A	7.4	N/A	7.6	N/A	7.4	3.0	3.0
(*) Capital ratios for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.

NORTHERN TRUST CORPORATION FIRST QUARTER 2022 RESULTS

RECONCILIATION TO FULLY TAXABLE EQUIVALENT
The following table presents a reconciliation of interest income, net interest income, net interest margin, and total revenue prepared in accordance with generally accepted accounting principles to such measures on an FTE basis, which are non-generally accepted accounting financial measures. Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets. Management believes this presentation provides a clearer indication of these financial measures for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income.

	QUARTERS
	2022	2021
($ in Millions)	FIRST	FOURTH	THIRD	SECOND	FIRST
Net Interest Income
Interest Income - GAAP	$383.5	$362.2	$351.3	$343.1	$349.9
Add: FTE Adjustment	6.7	10.0	10.7	8.3	6.6
Interest Income (FTE) - Non-GAAP	$390.2	$372.2	$362.0	$351.4	$356.5

Net Interest Income - GAAP	$381.0	$360.6	$346.4	$335.6	$340.1
Add: FTE Adjustment	6.7	10.0	10.7	8.3	6.6
Net Interest Income (FTE) - Non-GAAP	$387.7	$370.6	$357.1	$343.9	$346.7

Net Interest Margin - GAAP	1.03%	0.96%	0.95%	0.95%	0.98%
Net Interest Margin (FTE) - Non-GAAP	1.05%	0.99%	0.98%	0.97%	1.00%

Total Revenue
Total Revenue - GAAP	$1,718.7	$1,667.0	$1,633.8	$1,580.3	$1,583.4
Add: FTE Adjustment	6.7	10.0	10.7	8.3	6.6
Total Revenue (FTE) - Non-GAAP	$1,725.4	$1,677.0	$1,644.5	$1,588.6	$1,590.0

NORTHERN TRUST CORPORATION FIRST QUARTER 2022 RESULTS

FORWARD LOOKING STATEMENTS
This release may include statements which constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified typically by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements include statements, other than those related to historical facts, that relate to Northern Trust’s financial results and outlook, capital adequacy, dividend policy and share repurchase program, accounting estimates and assumptions, credit quality including allowance levels, future pension plan contributions, effective tax rate, anticipated expense levels, contingent liabilities, acquisitions, strategies, market and industry trends, and expectations regarding the impact of accounting pronouncements and legislation. Forward-looking statements also include statements, other than those related to historical facts, that relate to the ongoing COVID-19 pandemic and its impact on global economic and market conditions and Northern Trust's business, financial condition, and results of operations. These statements are based on Northern Trust’s current beliefs and expectations of future events or future results, and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements.

WEBCAST OF FIRST QUARTER EARNINGS CONFERENCE CALL
Northern Trust’s first quarter earnings conference call will be webcast on April 26, 2022.
The live call will be conducted at 8:00 a.m. CT and is accessible on Northern Trust’s website at:
https://www.northerntrust.com/about-us/investor-relations
A recording of the live call will be available on Northern Trust’s website from 12:00 p.m. CT on April 26, 2022, for approximately four weeks. Participants will need Windows Media or Adobe Flash software. This earnings release can also be accessed at Northern Trust’s website.
About Northern Trust
Northern Trust Corporation (Nasdaq: NTRS) is a leading provider of wealth management, asset servicing, asset management and banking to corporations, institutions, affluent families and individuals. Founded in Chicago in 1889, Northern Trust has a global presence with offices in 23 U.S. states and Washington, D.C., and across 23 locations in Canada, Europe, the Middle East and the Asia-Pacific region. As of March 31, 2022, Northern Trust had assets under custody/administration of US$15.5 trillion, and assets under management of US$1.5 trillion. For more than 130 years, Northern Trust has earned distinction as an industry leader for exceptional service, financial expertise, integrity and innovation. Visit us on northerntrust.com. Follow us on Twitter @NorthernTrust or Northern Trust Corporation on LinkedIn.
Northern Trust Corporation, Head Office: 50 South La Salle Street, Chicago, Illinois 60603 U.S.A., incorporated with limited liability in the U.S. Global legal and regulatory information can be found at https://www.northerntrust.com/terms-and-conditions.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA				% Change(1)
($ In Millions Except Per Share Data)				Q1 2022 vs.
	Q1 2022	Q4 2021	Q1 2021	Q4 2021	Q1 2021
Noninterest Income
Trust, Investment and Other Servicing Fees	$1,168.4	$1,111.0	$1,063.7	5%	10%
Foreign Exchange Trading Income	80.9	76.9	78.7	5	3
Treasury Management Fees	11.1	10.6	11.2	6	(1)
Security Commissions and Trading Income	36.2	35.9	34.8	1	4
Other Operating Income	41.1	72.3	54.9	(43)	(25)
Investment Security Gains (Losses), net	—	(0.3)	—	N/M	N/M
Total Noninterest Income	1,337.7	1,306.4	1,243.3	2	8

Net Interest Income
Interest Income	383.5	362.2	349.9	6	10
Interest Expense	2.5	1.6	9.8	49	(74)
Net Interest Income	381.0	360.6	340.1	6	12

Total Revenue	1,718.7	1,667.0	1,583.4	3	9

Provision for Credit Losses	2.0	(11.5)	(30.0)	N/M	N/M

Noninterest Expense
Compensation	563.9	510.2	518.5	11	9
Employee Benefits	104.3	107.9	103.4	(3)	1
Outside Services	213.4	224.2	196.4	(5)	9
Equipment and Software	193.5	196.1	176.7	(1)	10
Occupancy	51.1	51.8	50.8	(1)	1
Other Operating Expense	79.7	78.7	71.7	1	11
Total Noninterest Expense	1,205.9	1,168.9	1,117.5	3	8

Income before Income Taxes	510.8	509.6	495.9	—	3
Provision for Income Taxes	121.5	103.2	120.8	18	1
NET INCOME	$389.3	$406.4	$375.1	(4)%	4%
Preferred Stock Dividends	16.2	4.7	16.2	N/M	—
NET INCOME APPLICABLE TO COMMON STOCK	$373.1	$401.7	$358.9	(7)%	4%
Earnings Allocated to Participating Securities	3.1	3.0	3.7	—	(15)
Earnings Allocated to Common and Potential Common Shares	$370.0	$398.7	$355.2	(7)%	4%

Per Common Share
Net Income
Basic	$1.78	$1.92	$1.71	(7)%	4%
Diluted	1.77	1.91	1.70	(7)	4

Average Common Equity	$10,626.3	$10,956.7	$10,652.5	(3)%	—%
Return on Average Common Equity	14.2%	14.5%	13.7%
Return on Average Assets	0.97%	1.00%	0.99%

Cash Dividends Declared per Common Share	$0.70	$0.70	$0.70	—%	—%

Average Common Shares Outstanding (000s)
Basic	208,025	207,708	208,113
Diluted	208,809	208,593	208,946
Common Shares Outstanding (EOP) (000s)	208,380	207,762	208,140
(1) Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
N/M - Not meaningful
EOP - End of period

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)				% Change(1)
				March 31, 2022 vs.
	March 31, 2022	December 31, 2021	March 31, 2021	December 31, 2021	March 31, 2021
Assets
Federal Reserve and Other Central Bank Deposits and Other(2)	$55,626.1	$64,524.2	$46,850.8	(14)%	19%
Interest-Bearing Due from and Deposits with Banks(3)	5,177.8	3,849.2	7,349.9	35	(30)
Federal Funds Sold	—	—	0.1	N/M	(100)
Securities Purchased under Agreements to Resell	1,031.4	686.4	1,109.3	50	(7)
Securities
U.S. Government	2,596.0	2,473.1	2,757.5	5	(6)
Obligations of States and Political Subdivisions	3,647.8	3,876.9	3,280.7	(6)	11
Government Sponsored Agency	23,007.1	24,003.2	24,704.3	(4)	(7)
Other(4)	30,110.2	32,382.4	30,639.7	(7)	(2)
Total Securities	59,361.1	62,735.6	61,382.2	(5)	(3)
Loans and Leases	39,239.1	40,480.6	34,344.3	(3)	14
Total Earning Assets	160,435.5	172,276.0	151,036.6	(7)	6
Allowance for Credit Losses	(152.0)	(150.6)	(175.7)	1	(13)
Cash and Due from Banks and Other Central Bank Deposits(5)	1,502.0	1,244.1	2,447.9	21	(39)
Buildings and Equipment	486.0	488.7	496.7	(1)	(2)
Client Security Settlement Receivables	2,183.9	1,941.2	1,970.2	13	11
Goodwill	702.0	706.2	704.0	(1)	—
Other Assets	7,407.6	7,384.2	7,444.4	—	—
Total Assets	$172,565.0	$183,889.8	$163,924.1	(6)%	5%
Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$31,703.7	$35,003.1	$27,322.9	(9)%	16%
Savings Certificates and Other Time	846.0	842.7	909.7	—	(7)
Non-U.S. Offices - Interest-Bearing	69,541.5	75,767.1	63,746.5	(8)	9
Total Interest-Bearing Deposits	102,091.2	111,612.9	91,979.1	(9)	11
Federal Funds Purchased	0.2	0.2	0.2	—	—
Securities Sold under Agreements to Repurchase	329.7	531.9	95.6	(38)	N/M
Other Borrowings	3,521.1	3,583.8	5,428.4	(2)	(35)
Senior Notes	2,377.5	2,505.5	2,991.2	(5)	(21)
Long-Term Debt	1,106.9	1,145.7	1,165.9	(3)	(5)
Floating Rate Capital Debt	—	—	277.8	N/M	(100)
Total Interest-Related Funds	109,426.6	119,380.0	101,938.2	(8)	7
Demand and Other Noninterest-Bearing Deposits	47,538.4	48,315.5	45,478.3	(2)	5
Other Liabilities	4,190.2	4,177.5	5,049.7	—	(17)
Total Liabilities	161,155.2	171,873.0	152,466.2	(6)	6
Common Equity	10,524.9	11,131.9	10,573.0	(5)	—
Preferred Equity	884.9	884.9	884.9	—	—
Total Equity	11,409.8	12,016.8	11,457.9	(5)	—
Total Liabilities and Stockholders’ Equity	$172,565.0	$183,889.8	$163,924.1	(6)%	5%
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(2)    Federal Reserve and Other Central Bank Deposits and Other includes collateral deposits with certain securities depositories and clearing houses for the purpose of presenting earning assets; such deposits are presented in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(3)    Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(4)    Other securities include certain community development investments and Federal Home Loan Bank and Federal Reserve stock, which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(5)    Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET
($ In Millions)				% Change(1)
				Q1 2022 vs.
	Q1 2022	Q4 2021	Q1 2021	Q4 2021	Q1 2021
Assets
Federal Reserve and Other Central Bank Deposits and Other(2)	$45,220.6	$40,998.8	$37,140.3	10%	22%
Interest-Bearing Due from and Deposits with Banks(3)	4,384.0	4,777.6	6,464.3	(8)	(32)
Federal Funds Sold	0.7	0.1	0.3	N/M	N/M
Securities Purchased under Agreements to Resell	691.6	876.0	1,551.2	(21)	(55)
Securities
U.S. Government	2,500.7	2,523.6	2,876.9	(1)	(13)
Obligations of States and Political Subdivisions	3,793.4	3,855.8	3,199.1	(2)	19
Government Sponsored Agency	23,511.4	24,407.8	24,845.9	(4)	(5)
Other(4)	30,121.7	31,533.9	30,309.5	(4)	(1)
Total Securities	59,927.2	62,321.1	61,231.4	(4)	(2)
Loans and Leases	39,544.3	39,860.4	34,201.1	(1)	16
Total Earning Assets	149,768.4	148,834.0	140,588.6	1	7
Allowance for Credit Losses	(152.0)	(155.8)	(198.7)	(2)	(24)
Cash and Due from Banks and Other Central Bank Deposits(5)	2,047.0	2,123.6	2,614.5	(4)	(22)
Buildings and Equipment	495.1	497.1	509.0	—	(3)
Client Security Settlement Receivables	1,825.5	1,638.5	1,668.7	11	9
Goodwill	704.2	705.4	706.6	—	—
Other Assets	7,454.8	7,711.0	7,367.1	(3)	1
Total Assets	$162,143.0	$161,353.8	$153,255.8	—%	6%
Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$32,329.2	$30,676.1	$26,735.9	5%	21%
Savings Certificates and Other Time	842.3	856.5	923.6	(2)	(9)
Non-U.S. Offices - Interest-Bearing	68,199.6	71,098.6	68,305.6	(4)	—
Total Interest-Bearing Deposits	101,371.1	102,631.2	95,965.1	(1)	6
Federal Funds Purchased	0.2	0.2	405.8	—	(100)
Securities Sold under Agreements to Repurchase	253.7	313.5	89.8	(19)	N/M
Other Borrowings	3,690.7	4,788.9	4,681.4	(23)	(21)
Senior Notes	2,442.4	2,510.3	3,057.8	(3)	(20)
Long-Term Debt	1,128.3	1,150.8	1,178.7	(2)	(4)
Floating Rate Capital Debt	—	42.3	277.8	(100)	(100)
Total Interest-Related Funds	108,886.4	111,437.2	105,656.4	(2)	3
Demand and Other Noninterest-Bearing Deposits	37,129.1	33,389.6	30,451.3	11	22
Other Liabilities	4,616.3	4,685.4	5,610.7	(1)	(18)
Total Liabilities	150,631.8	149,512.2	141,718.4	1	6
Common Equity	10,626.3	10,956.7	10,652.5	(3)	—
Preferred Equity	884.9	884.9	884.9	—	—
Total Equity	11,511.2	11,841.6	11,537.4	(3)	—
Total Liabilities and Stockholders’ Equity	$162,143.0	$161,353.8	$153,255.8	—%	6%
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(2)    Federal Reserve and Other Central Bank Deposits and Other includes collateral deposits with certain securities depositories and clearing houses for the purpose of presenting earning assets; such deposits are presented in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(3)    Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(4)     Other securities include certain community development investments and Federal Home Loan Bank and Federal Reserve stock, which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(5)    Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA	QUARTERS
($ In Millions Except Per Share Data)	2022		2021
	FIRST		FOURTH		THIRD		SECOND		FIRST
Net Income Summary
Trust, Investment and Other Servicing Fees	$1,168.4		$1,111.0		$1,111.0		$1,075.4		$1,063.7
Other Noninterest Income	169.3		195.4		176.4		169.3		179.6
Net Interest Income	381.0		360.6		346.4		335.6		340.1
Total Revenue	1,718.7		1,667.0		1,633.8		1,580.3		1,583.4
Provision for Credit Losses	2.0		(11.5)		(13.0)		(27.0)		(30.0)
Noninterest Expense	1,205.9		1,168.9		1,128.7		1,120.8		1,117.5
Income before Income Taxes	510.8		509.6		518.1		486.5		495.9
Provision for Income Taxes	121.5		103.2		122.4		118.4		120.8
Net Income	$389.3		$406.4		$395.7		$368.1		$375.1

Per Common Share
Net Income - Basic	$1.78		$1.92		$1.81		$1.73		$1.71
- Diluted	1.77		1.91		1.80		1.72		1.70
Cash Dividends Declared per Common Share	0.70		0.70		0.70		0.70		0.70
Book Value (EOP)	50.51		53.58		53.04		52.49		50.80
Market Value (EOP)	116.45		119.61		107.81		115.62		105.11

Financial Ratios
Return on Average Common Equity	14.2%		14.5%		13.7%		13.7%		13.7%
Return on Average Assets	0.97		1.00		1.00		0.96		0.99
Net Interest Margin (GAAP)	1.03		0.96		0.95		0.95		0.98
Net Interest Margin (FTE*)	1.05		0.99		0.98		0.97		1.00

Assets Under Custody / Administration ($ in Billions) - End Of Period
Asset Servicing	$14,513.0		$15,183.2		$14,800.2		$14,754.1		$13,876.3
Wealth Management	1,031.1		1,065.6		976.0		973.0		918.8
Total Assets Under Custody / Administration	$15,544.1		$16,248.8		$15,776.2		$15,727.1		$14,795.1

Assets Under Custody ($ In Billions) - End Of Period
Asset Servicing	$10,987.5		$11,554.8		$11,283.6		$11,260.8		$10,618.0
Wealth Management	1,022.9		1,057.5		962.9		967.8		916.2
Total Assets Under Custody	$12,010.4		$12,612.3		$12,246.5		$12,228.6		$11,534.2

Assets Under Management ($ In Billions) - End Of Period
Asset Servicing	$1,091.6		$1,191.0		$1,159.5		$1,168.3		$1,093.7
Wealth Management	396.2		416.1		372.9		371.1		355.4
Total Assets Under Management	$1,487.8		$1,607.1		$1,532.4		$1,539.4		$1,449.1

Asset Quality ($ In Millions) - End Of Period
Nonaccrual Loans and Leases	$100.8		$122.3		$141.0		$106.5		$123.8
Other Real Estate Owned (OREO)	0.2		3.0		0.2		0.2		1.5
Total Nonaccrual Assets	$101.0		$125.3		$141.2		$106.7		$125.3
Nonaccrual Assets / Loans and Leases and OREO	0.26%		0.31%		0.36%		0.29%		0.36%
Gross Charge-offs	$(0.1)		$(0.3)		$—		$—		$(0.4)
Gross Recoveries	3.3		1.4		1.1		3.2		1.3
Net Recoveries (Charge-offs)	$3.2		$1.1		$1.1		$3.2		$0.9
Annualized Net Recoveries (Charge-offs) to Avg Loans and Leases	0.03%		0.01%		0.01%		0.04%		0.01%
Allowance for Credit Losses Assigned to:
Loans and Leases	$136.3		$138.4		$143.9		$148.8		$165.4
Undrawn Loan Commitments and Standby Letters of Credit	37.5		34.1		39.8		46.5		55.1
Debt Securities and Other Financial Assets	16.1		12.2		11.4		11.7		10.3
Loans and Leases Allowance / Nonaccrual Loans and Leases	1.4	x	1.1	x	1.0	x	1.4	x	1.3	x
(*)    Net interest margin presented on an FTE basis is a non-generally accepted accounting principle financial measure that facilitates the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.